Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167924 on Form S-3 of Hines Real Estate Investment Trust, Inc. of our report dated March 31, 2010 relating to the consolidated financial statements of HCB II River LLC and subsidiaries for the year ended December 31, 2009, appearing in the Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2011.

Houston, Texas
March 30, 2012